UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 3, 2024

ANKAM, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	333-255392 (Commission File Number)	61-1900749 (I.R.S. Employer Identification Number)

5348 Vegas Drive, Las Vegas, Nevada, 89108

+995-599420389

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company Yes ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: Not applicable.

Title of each class	Trading Symbol	Name of each exchange on which registered

Item 1.01. Entry into a Material Definitive Agreement

On January 3, 2024, Ankam, Inc (the "Company") entered into an Acquisition Agreement (the "Agreement") for the acquisition of Apex Intelligence LLC (“LLC”), a limited liability company organized and existing under the laws of Wyoming.

Item 2.01 Completion Of Acquisition Or Disposition Of Assets

On January 3, 2024, Ankam, Inc (the “Company”) entered into an Acquisition Agreement (the “Agreement”) for the acquisition of complete ownership of Apex Intelligence LLC, a Wyoming limited liability company (“LLC”), inclusive of the Apex, a currency converter service (the “Asset”), along with all codes, licenses, intellectual property rights, related documentation and all activities related to the business of the Asset. The Agreement involves the acquisition of complete ownership interest of LLC, including the full acquisition of the Asset, developed and solely owned by LLC. The acquisition has been approved by the Company’s board of directors and is in compliance with all applicable regulatory requirements.

The “Apex” is an innovative and user-friendly currency conversion service designed to simplify global exchange rates. With a streamlined interface, users can effortlessly obtain accurate conversion rates through a straightforward series of steps, including entering the desired amount and selecting source and target currencies. Upon inputting details and activating the "Convert" button, the system, known as "Apex," processes requests rapidly, displaying precise conversion results on the webpage. The website offers real-time updates on global exchange rates, empowering users to make informed financial decisions swiftly.

In compliance with the Agreement, duly signed by the director of the Company and the sole proprietor, individual and authorized member of the LLC possessing all rights, the LLC, along with its operating history, was sold, transferred, assigned and conveyed to the Company. The company has acknowledged and accepted the LLC, along with its entire background to the company`s balance. Upon the merger, both the Company and the LLC persisted as independent and fully operational business entities, continuing their respective operations. Following the merger, complete ownership of the LLC was transferred to the Company.

The Agreement outlines the terms and conditions of the transaction, including the purchase price, closing date, and the transfer of ownership rights of the LLC and the Service to the Company, along with all associated codes, licenses, intellectual property, related documentation and all activities related to the business. The copies of the Acquisition Agreement and Promissory Note dated January 3, 2024, are filed as exhibits to this Form 8-K.

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1 10.2	Acquisition Agreement dated January 3, 2024 Promissory Note dated January 3, 2024

 SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 8, 2024	ANKAM, INC.

	By:	/s/	Bakur Kalichava
		Name:	Bakur Kalichava
		Title:	President, Director, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary